UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

February 13, 2020

Date of Report (Date of earliest event reported)

PRGX Global, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Georgia

(State or Other Jurisdiction of Incorporation)

0-28000	58-2213805
(Commission File Number)	(IRS Employer Identification No.)

600 Galleria Parkway, Suite 100, Atlanta, Georgia	30339-5949
(Address of Principal Executive Offices)	(Zip Code)

770-779-3900

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities	registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	PRGX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 13, 2020, the Board of Directors of PRGX Global, Inc. (the “Company”) appointed Kurt Abkemeier as the Company’s Executive Vice President, Chief Financial Officer and Treasurer. Mr. Abkemeier was already serving as the Company’s Chief Financial Officer and Treasurer. The addition of the Executive Vice President title reflects Mr. Abkemeier’s additional responsibilities including oversight of the Company’s Information Technology and Data Privacy & Security functions. Mr. Abkemeier joined the Company in January 2019, initially serving as the Company’s Chief Financial Officer, Treasurer and Controller. In connection with his most recent appointment, Mr. Abkemeier’s annual salary was increased to $400,000 and he will be eligible for an annual incentive bonus (at target equal to 75% of his annual base salary and at a maximum of not less than 150% of his annual base salary) in accordance with the terms of the Company’s Short Term Incentive Plan. In addition, Mr. Abkemeier will receive a discretionary cash bonus of $125,000, which will be payable on March 13, 2020. The other terms of Mr. Abkemeier’s compensation are provided in his Employment Agreement described in and attached to the Company’s Current Report on Form 8-K filed January 7, 2019.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRGX Global, Inc.

By:	/s/ Victor A. Allums
Victor A. Allums
Senior Vice President, General Counsel and Secretary

Dated: February 20, 2020